EXHIBIT 11

                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)

                                                      Quarter Ended
                                               ---------------------------
                                                 June 28,       June 29,
                                                   1997           1996
                                               ---------------------------
Primary:

     Average common shares outstanding
     during the period                            215.9           217.4

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                   1.6              .6
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           217.5           218.0
                                                  =====           =====
     Net income                                   $45.2           $14.6
                                                  =====           =====
     Earnings per share                           $0.21           $0.07
                                                  =====           =====

Fully Diluted:

     Average common shares outstanding
     during the period                            215.9           217.4

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                      1.6             1.2
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           217.5           218.6
                                                  =====           =====
     Net income                                   $45.2           $14.6
                                                  =====           =====
     Earnings per share                           $0.21           $0.07
                                                  =====           =====

EXHIBIT 11

                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)

                                                     Nine Months Ended
                                               ---------------------------
                                                 June 28,       June 29,
                                                   1997           1996
                                               ---------------------------
Primary:

     Average common shares outstanding
     during the period                            216.7           217.4

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                   1.9              .6
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           218.6           218.0
                                                 ======           =====
     Net income                                  $138.0           $72.3
                                                 ======           =====
     Earnings per share                           $0.63           $0.33
                                                  =====           =====

Fully Diluted:

     Average common shares outstanding
     during the period                            216.7           217.4

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                      2.1             1.0
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           218.8           218.4
                                                 ======           =====
     Net income                                  $138.0           $72.3
                                                 ======           =====
     Earnings per share                           $0.63           $0.33
                                                  =====           =====







                                    86